Exhibit 99.1

Email to Employees – BYI/SHFL Update

October 21, 2013

Dear SHFL Team,

In keeping with my commitment made to you during our Town Hall meeting, I want to update you as to the status and ongoing activities related to the pending acquisition of SHFL entertainment (SHFL) by Bally Technologies (Bally). Because of the many Securities and Exchange Commission (SEC) regulations we have to follow as a result of going through this process, there are many restrictions that affect what we can communicate – both internally and externally. I thank you all for being patient and diligent in light of these limitations, and I am especially appreciative of your tremendous efforts and hard work these last few months. I know it’s not easy to stay focused in the face of change and you all have done a terrific job continuing to make this company successful each and every day.

Together, SHFL and Bally are making significant progress toward planning for the closing of the acquisition and integrating the two companies. One of the important steps leading to the closing of the transaction is obtaining approval by the appropriate gaming regulatory authorities. On September 23, 2013, an amended preliminary proxy was filed with the SEC, which included an update on Bally’s progress in obtaining the requisite gaming approvals. At the time of that filing, and currently, Bally had obtained gaming approvals in 14 of the approximately 20 gaming jurisdictions required for closing. As a result, new timing was anticipated for closing of the deal. Previously, the timing was expected on or before June 2014. The amended filings presented a new anticipated close date on or before December 31, 2013, subject to the approvals of SHFL shareholders as well as other customary closing conditions.

The next significant milestone in this process is obtaining shareholder approval, which means we must receive a majority vote from our shareholders on approving the transaction. The voting window will officially close at a Special Meeting of Shareholders. On October 10, 2013, a notification was filed with the SEC stating that November 19, 2013, would be the date of the Special Meeting. On October 16, 2013, our definitive proxy statement was filed with the SEC and mailed to our shareholders. Attached you’ll find a timeline of the key acquisition milestones mentioned above. After the Special Meeting on the 19th, we will be having an Employee Appreciation Celebration at our campus to thank everyone for their contributions to SHFL’s success over the years. We will send an email with more details on this event in the coming weeks.

Over the past few weeks, you might have noticed Bally team members onsite at the SHFL campus, and vice versa. Integration-planning discussions between the management teams of SHFL and Bally are currently underway with the objective of building and implementing successful transition plans. In the last 30 days, there have been two offsite sessions led by the Integration Management Office (a team comprised of both Bally and SHFL representatives) where the departmental planning teams have come together to identify action items and provide status updates in their respective areas. These sessions focused on identifying key integration tasks pre and post closing, including a discussion of Day One (date of close) deliverables and preparing for near-term milestones for the first several months after close.

Ramesh Srinivasan, the CEO of Bally, and his team have been deeply engaged in learning about SHFL’s unique businesses and have expressed strong appreciation and respect of our people and our culture. We’ve invited Ramesh to make a Town Hall presentation to our team where he will provide more information about Bally’s business and culture, and discuss how SHFL is an exciting part of the story moving forward. We will email everyone with more information on this event this week.

Last, but certainly not least, I would like to thank you for another successful G2E; in my opinion, our best one yet and a shining example of why SHFL sets the bar so high. It was an emotional week for me compounded by the fact that the team put on the most exciting and high-energy presentation that we’ve ever delivered in our history. To watch our team in action – on top of their game and laser-focused on the customer and on each other – was truly inspiring and something I will never forget.

Thank you again for your diligence and focus during this busy time of transition. I ask that we continue executing at the highest level, ensuring that we are poised to succeed and keep the momentum going.

Kind Regards,

Gavin Isaacs

Forward-Looking Statements

This communication may contain forward-looking statements. Forward-looking statements may be typically identified by such words as “may,” “will,” “should,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions among others. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. Although SHFL entertainment, Inc. (“SHFL” or “the Company”) believes that the expectations reflected in its forward-looking statements are reasonable, any or all of its forward-looking statements may prove to be incorrect. Consequently, no forward-looking statements may be guaranteed and there can be no assurance that the actual results or developments anticipated by such forward looking statements will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its business or operations. Factors which could cause the Company’s actual results to differ from those projected or contemplated in any such forward-looking statements include, but are not limited to, the following factors: (1) the risk that the conditions to the closing of the merger are not satisfied (including a failure of the shareholders of the Company to approve, on a timely basis or otherwise, the merger and the risk that regulatory approvals required for the merger are not obtained, on a timely basis or otherwise, or are obtained subject to conditions that are not anticipated); (2) litigation relating to the merger; (3) uncertainties as to the timing of the consummation of the merger and the ability of each of the Company and Bally Technologies, Inc. (“Bally”) to consummate the merger; (4) risks that the proposed transaction disrupts the current plans and operations of the Company; (5) the ability of the Company to retain and hire key personnel; (6) competitive responses to the proposed merger; (7) unexpected costs, charges or expenses resulting from the merger; (8) the failure by Bally to obtain the necessary debt financing arrangements set forth in the commitment letter received in connection with the merger; (9) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger; and (10) legislative, regulatory and economic developments. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s most recent Annual Report on Form 10-K for the year ended October 31, 2012, and our more recent reports filed with the U.S. Securities and Exchange Commission (the “SEC”). The Company can give no assurance that the conditions to the merger will be satisfied. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

SHFL has filed with the SEC on October 16, 2013 a definitive proxy statement in connection with the proposed transaction with Bally, which is being sent or given to the shareholders of SHFL and contains important information about the proposed transaction and related matters. SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT CAREFULLY. The proxy statement and other relevant materials, and any other documents filed by SHFL with the SEC, may be obtained free of charge at the SEC’s website, at www.sec.gov. The Company’s shareholders are also able to obtain, without charge, a copy of the proxy statement and other relevant documents by going to the Company’s Investor Relations website page at http://ir.shfl.com or by contacting SHFL’s Corporate Secretary by mail to SHFL entertainment, Inc., Attn: Corporate Secretary, 6650 El Camino Road, Las Vegas, NV 89118, or by phone at (702) 897-7150.

Participants in Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the meeting of shareholders that will be held to consider the proposed merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2013 Annual Meeting of Shareholders, which was filed with the SEC on February 1, 2013. Additional information regarding these persons and their interests in the merger is included in the definitive proxy statement filed with the SEC on October 16, 2013. You may obtain free copies of this document as described in the preceding paragraph.

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Acquisition Transition: Key Milestones

Agreement and Plan of Merger

What is a proxy filing?

A proxy filing provides shareholders with information about the acquisition to allow them to make an informed vote at the shareholders meeting or to authorize a proxy to vote on their behalf. Key details covered in the proxy include background information about the transaction, a summary of the agreement, and key details about the shareholders meeting.

On July 16, 2013, SHFL entertainment, Inc. announced that it had entered into an agreement and plan of merger to be acquired by Bally Technologies, Inc.
Preliminary Proxy Statement
The preliminary Proxy Statement was filed with the Securities and Exchange Commission (“SEC”) on August 23, 2013.
Hart-Scott-Rodino (“HSR”) Waiting Period Expires

The applicable waiting period under the HSR Act expired on August 26, 2013, with no action by the Federal Trade Commission or the Department of Justice. Completion of the HSR Act waiting period satisfies one of the conditions required to finalize the acquisition.

Amended Proxy Statement
An amended Proxy Statement was filed on September 23, 2013 indicating an updated anticipated closing date on or before December 31, 2013, subject to certain conditions.
Definitive Proxy Statement
The definitive Proxy Statement, Proxy Card and Notice to Shareholders was filed on October 16, 2013 and the mailing to our shareholders has commenced.
Special SHFL Shareholders Meeting
The transaction is subject to the approval of SHFL shareholders at a meeting that is scheduled to take place on November 19, 2013.
Regulatory Approval
The transaction is subject to regulatory approval in required gaming jurisdictions.